EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Reports Results for

Second Quarter Fiscal Year 2014 and Declares a Quarterly Dividend

•                  Earnings per Share Reported at $0.60

•                  Strong Operating Income Margin at 16%

•                  $16.5M of Free Cash Flow

BILLERICA, Mass. — November 12, 2013 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray detection solutions, today reports its financial results for the second quarter of fiscal year 2014 ended September 30, 2013. The Company is reporting revenues of $43.8 million as compared with revenues of $46.3 million for the second quarter of fiscal year 2013, net income of $4.7 million as compared with net income of $6.4 million for the second quarter of fiscal year 2013, and earnings per share of $0.60 as compared with earnings per share of $0.76 for the second quarter of fiscal year 2013.

For the first six months of fiscal year 2014 ended September 30, 2013, the Company reported revenues of $86.9 million compared with revenues of $93.6 million for the same period in the prior fiscal year, net income of $9.6 million compared with net income of $10.6 million for the same period in the prior fiscal year, and earnings per share of $1.22 compared with earnings per share of $1.22 for the prior fiscal year.

The Company is reporting $45.8 million in bookings for the second quarter of fiscal year 2014 and $75.7 million for the first half of fiscal year 2014.  Backlog at September 30, 2013 was $175.0 million.

“We delivered solid financial performance at current business levels, as evidenced by strong operating income margin, free cash flow, and healthy EPS, said Chuck Dougherty, AS&E’s President and Chief Executive Officer. Additionally, we continued to strengthen our balance sheet with a quarter-end cash balance of $170 million.”

Dougherty continued, “I am encouraged with the progress we are making on our key growth initiatives. Of note are the twenty ZBV® systems booked in the second quarter — nineteen of which are with international customers in targeted growth markets — enhancing and expanding our global presence.  Our international pipeline, notably for the industry-leading ZBV platform, continues to strengthen.”

Continuing with its dividend program started in August 2007, the Company is declaring a quarterly cash dividend of $0.50 per share, payable on December 2, 2013 to the holders of record at the close of business on November 20, 2013.

Chuck Dougherty, President and Chief Executive Officer, and Ken Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, will host a conference call and simultaneous audio webcast on Tuesday, November 12, 2013 at 8:30 a.m. ET to discuss the results and respond to questions.  To participate in the conference call, please dial 1-877-303-9143 at least 10 minutes prior to its starting time. For international participants, please dial 1-760-536-5194. The conference identification number is 93528160. You will be placed on hold until the conference call is ready to begin.  The live audio webcast can be accessed through the investor relations section of the Company’s website at http://ir.as-e.com/events.cfm.

An audio replay of the teleconference will be available, in its entirety, starting Tuesday November 12, 2013 at 11:30 a.m. ET for a one-week period by dialing 1-855-859-2056. Internationally, please dial 1-404-537-3406. The conference identification number is 93528160. The replay will also be available through the Company’s web site at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced, X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter™ X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com.

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

978-262-8828

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Six Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Total net sales and contract revenues	$43,816	$46,253	$86,900	$93,597

Total cost of sales and contracts	24,610	25,256	48,547	51,127
Gross profit	19,206	20,997	38,353	42,470

Expenses:
Selling, general and administrative expenses	6,913	4,895	14,322	12,893
Research and development costs	5,172	6,505	9,586	13,620
Total operating expenses	12,085	11,400	23,908	26,513

Operating income	7,121	9,597	14,445	15,957
Interest and other income (expense), net	5	98	(3)	105
Income before provision for income taxes	7,126	9,695	14,442	16,062
Provision for income taxes	2,387	3,296	4,838	5,461

Net income	$4,739	$6,399	$9,604	$10,601

Income per share - Basic	$0.61	$0.77	$1.23	$1.23
Income per share - Diluted	$0.60	$0.76	$1.22	$1.22

Weighted average shares - Basic	7,820	8,364	7,831	8,609
Weighted average shares - Diluted	7,851	8,418	7,866	8,662

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2013	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$86,469	$40,418
Restricted cash and investments	13,878	12,618
Short-term investments, at fair value	68,501	108,546
Accounts receivable, net	21,019	28,477
Unbilled costs and fees	4,870	4,875
Inventories, net	50,808	48,051
Other current assets	8,747	11,984
Total current assets	254,292	254,969

Non-current assets:
Building, equipment and leasehold improvements, net	15,087	16,451
Restricted cash and investments	861	899
Other assets	8,833	9,130
Total assets	$279,073	$281,449

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$11,244	$8,371
Customer deposits	28,930	16,199
Deferred revenue	13,974	15,770
Other current liabilities	22,361	28,148
Total current liabilities	76,509	68,488

Non-current liabilities:
Lease financing liability	2,161	2,914
Other non-current liabilities	4,469	5,802
Total liabilities	83,139	77,204

Stockholders’ equity	195,934	204,245
Total liabilities and stockholders’ equity	$279,073	$281,449

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended
	September 30, 2013	September 30, 2012
Cash flows from operating activities:
Net income	$9,604	$10,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,613	2,535
Provisions for contracts, inventory and accounts receivable reserves	1,543	1,223
Amortization of bond premium	855	1,486
Deferred income taxes	1,894	—
Stock compensation expense (credit)	641	(104)

Changes in assets and liabilities:
Accounts receivable	7,490	(2,404)
Unbilled costs and fees	5	366
Inventories	(4,332)	(226)
Prepaid expenses and other assets	1,640	613
Accounts payable	2,873	(897)
Accrued income taxes	(2,094)	991
Customer deposits	12,731	6,309
Deferred revenue	(3,077)	(3,934)
Accrued expenses and other liabilities	(3,756)	(1,234)
Net cash provided by operating activities	28,630	15,325

Cash flows from investing activities:
Purchases of short-term investments	(18,311)	(53,362)
Proceeds from sales and maturities of short-term investments	57,534	96,540
Purchases of property and equipment, net	(1,249)	(2,007)
Net cash provided by investing activities	37,974	41,171

Cash flows from financing activities:
Increase in restricted cash and investments	(1,222)	(1,348)
Proceeds from exercise of stock options	1,497	282
Repurchase of shares of common stock	(12,306)	(34,967)
Repayment of leasehold financing liability	(742)	(667)
Payment of common stock dividend	(7,800)	(8,621)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	20	—
Net cash used for financing activities	(20,553)	(45,321)

Net increase in cash and cash equivalents	46,051	11,175
Cash and cash equivalents at beginning of period	40,418	24,369
Cash and cash equivalents at end of period	$86,469	$35,544

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